EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST ANNOUNCES TAX REPORTING INFORMATION FOR 2020 COMMON AND PREFERRED SHARE DISTRIBUTIONS

DALLAS, January 26, 2021 -- Ashford Hospitality Trust, Inc. (NYSE: AHT)  ("Ashford Trust" or the "Company") today announced the tax reporting (Federal Form 1099-DIV) information for the 2020 distributions on its common shares and its Series D, F, G, H and I preferred shares.

The income tax treatment for 2020 distributions for Ashford Hospitality Trust, Inc. Common Stock CUSIP #044103109 traded on the NYSE under ticker symbol "AHT" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$0.0600000	$0.0000000	$0.0000000	$0.0000000	$0.0600000
Percent	100%	0%	0%	0%	100.00%

The income tax treatment for the 2020 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol "AHTPrD" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$1.0562000	$0.0000000	$0.0000000	$0.0000000	$1.0562000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2020 distributions for Ashford Hospitality Trust, Inc. Series F Preferred Stock CUSIP #044103604 traded on the NYSE under ticker symbol "AHTPrF" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$0.9218000	$0.0000000	$0.0000000	$0.0000000	$0.9218000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2020 distributions for Ashford Hospitality Trust, Inc. Series G Preferred Stock CUSIP #044103703 traded on the NYSE under ticker symbol "AHTPrG" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$0.9218000	$0.0000000	$0.0000000	$0.0000000	$0.9218000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2020 distributions for Ashford Hospitality Trust, Inc. Series H Preferred Stock CUSIP # 044103802 traded on the NYSE under ticker symbol "AHTPrH" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$0.9375000	$0.0000000	$0.0000000	$0.0000000	$0.9375000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2020 distributions for Ashford Hospitality Trust, Inc. Series I Preferred Stock CUSIP # 044103885 traded on the NYSE under ticker symbol "AHTPrI" is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Capital Gain Distribution	Unrecaptured 1250 Gain	Return of Capital
Total Cash Per Share	$0.9375000	$0.0000000	$0.0000000	$0.0000000	$0.9375000
Percent	100%	0%	0%	0%	100%

The common and preferred distributions that the Company paid on January 15, 2020 to shareholders of record as of December 31, 2019 are reportable in 2020.

In accordance with IRS Code Section 6045B, the Company will post Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the company's website. This form provides detailed information on the return of capital portion of the preferred and common share distributions. The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the ability of the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to meet the NYSE continued listing standards; our ability to regain S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.